Exhibit 99

Media	Investors
Janis Smith	Bob Strickland
(415) 396-7711	(415) 396-0523

Tuesday, January 20, 2004
WELLS FARGO REPORTS RECORD
QUARTERLY AND ANNUAL EARNINGS PER SHARE AND REVENUE

Year 2003 Highlights:
•	Record diluted earnings per share of $3.65, up 10 percent from prior year’s $3.32
•	Record net income of $6.2 billion, up 9 percent from prior year’s $5.7 billion
•	Return on equity of 19.4 percent
•	Record revenue of $28.4 billion, up 12 percent from prior year

Fourth Quarter 2003 Highlights:
•	Record diluted earnings per share of $.95, up 10 percent from prior year’s $.86
•	Record revenue up 12 percent from prior year
•	Strong balance sheet growth
o	Average loans up 31 percent from prior year
o	Average core deposits up 8 percent from prior year
•	Improved asset quality
o	Nonperforming assets declined $57 million from prior quarter, and improved to .66 percent of total loans from .88 percent in prior year
o	Net charge-offs as a percentage of average total loans declined to .78 percent from .94 percent in prior year

	Fourth Quarter			Full Year
			%			%
	2003	2002	Change	2003	2002	Change
Earnings
Diluted earnings per share	$.95	$.86	10%	$3.65	$3.32	10%
Net Income (in millions)	1,624	1,472	10	6,202	5,710	9
Asset Quality
Net charge-offs (in millions)	465	424	10	1,719	1,675	3
Nonperforming assets (annualized) as % of total loans	.66%	.88%	(25)	.66%	.88%	(25)
Nonperforming assets (in millions)	$1,662	$1,691	(2)	$1,662	$1,691	(2)
Other
Revenue (in millions)	7,445	6,665	12	28,389	25,249	12
Average loans (in billions)	236.0	179.5	31	213.1	174.5	22
Average core deposits (in billions)	210.0	194.8	8	207.0	184.1	12

For 2002, the first quarter transitional goodwill impairment charge of $276 million, accounted for as a cumulative effect of change in accounting principle, is excluded above and in the text and tables on pages 1-9 of this release.

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported record diluted earnings per common share of $.95 for fourth quarter 2003, compared with $.86 in fourth quarter 2002, up 10 percent. Net income was a record $1.6 billion, up 10 percent from $1.5 billion in fourth quarter 2002. For the full year 2003, net income was a record $6.2 billion, or $3.65 per share, compared with $5.7 billion, or $3.32 per share, for the full year 2002, an increase in earnings per share of 10 percent.

            “This was another terrific quarter and another terrific year for our company as our team achieved record revenue and record profits for the tenth consecutive quarter,” said Chairman and CEO Dick Kovacevich. “The key to the bottom line – profit – continues to be the top line – revenue. For the quarter and full year, our revenue increased an impressive 12 percent. But this isn’t the first time. Over the past ten years both our revenue and earnings per share have grown at an annual compound rate of 13 percent. Our financial performance, across more than 80 businesses, continues to be among the very best in our industry or any industry. Once again our 143,000 talented team members and our business model – diversified across all of financial services and centered on satisfying all the financial needs of our 23 million diverse customers – demonstrated that they can deliver outstanding results regardless of the economic environment. The total return of our stock for 2003 was 29 percent. During the quarter, our stock price hit a record closing high and for the first time in history our market capitalization exceeded $100 billion, a level achieved by only about 20 other U.S. companies in all industries. We begin our company’s 152nd year with optimism. We believe that all the pieces are in place for a national economic recovery that will create jobs and fuel continued economic growth and prosperity.”

Financial Performance

           Diluted earnings per share were $.95 for fourth quarter 2003, up 10 percent from $.86 in fourth quarter 2002, the tenth consecutive quarter of double-digit growth in EPS. Fourth quarter results included $143 million of net realized gains from equity investments, including the Company’s first meaningful gains on private equity investments in three years. The Company took a number of actions which reduced fourth quarter 2003 pre-tax earnings by $129 million, or $.05 per share after tax. “We took advantage of financial market opportunities to reposition the bond portfolio for higher yield, sell a sub-prime credit card portfolio and donate appreciated securities to the Wells Fargo Foundation,” said Chief Financial Officer Howard Atkins. “As part of our effort to streamline operations, we also incurred integration, consolidation and severance costs in the quarter, largely to adjust the mortgage business for lower volumes, and we consolidated Company-owned properties to reduce future occupancy costs. These fourth quarter actions reduced pre-tax revenues by $14 million and increased pre-tax noninterest and provision expense by $115 million for the quarter. Also during the quarter, the Company changed the way it accounts for income on interest rate lock commitments on mortgage loans held for sale to recognize its business margin at time of sale instead of at funding. This resulted in a one-time reduction in revenue of $77 million.”

Revenue

           Revenue of $7.4 billion grew $.8 billion, or 12 percent, from fourth quarter 2002, and 6 percent (annualized) on a linked-quarter basis. Excluding residential mortgage banking, the combined revenue of our other businesses grew 13 percent from fourth quarter 2002 and 32 percent (annualized) on a linked-quarter basis.

Loans

           Average loans of $236 billion for fourth quarter 2003 increased $56.5 billion, or 31 percent, from fourth quarter 2002, and $19.8 billion, or 37 percent (annualized), on a linked-quarter basis. “The double-digit growth in loans was generated by continued strong consumer demand for credit including home equity, residential first mortgage products, credit cards, revolving credit and installment loans,” said Atkins. On a combined basis, average consumer loans and residential mortgage loans increased $53 billion, or 56 percent, from fourth quarter 2002 and $17.5 billion, or 54 percent (annualized), on a linked-quarter basis.

            Average commercial, other real estate mortgage and real estate construction loans increased $2.2 billion from third quarter 2003. Approximately $1.1 billion of this increase in average loans was attributable to the acquisition of Pacific Northwest Bancorp. “Although it’s too early to call a rebound in commercial loan demand, we’re encouraged to see this modest growth in commercial loans,” said Atkins. “The ‘same-store’ increase in commercial loans reflected continued strong growth in asset-based lending and some modest increase in lending activity at our commercial real estate, middle market and small business direct businesses.”

Deposits

           Average core deposits grew $15 billion, or 8 percent, from fourth quarter 2002, and declined $6 billion on a linked-quarter basis due to a $10 billion decline in mortgage escrow deposits attributable to lower mortgage refinance activity. Excluding mortgage escrow deposits, average core deposits grew $20 billion, or 11 percent, from fourth quarter 2002 and $6 billion, or 11 percent (annualized), on a linked-quarter basis, driven primarily by a 13 percent increase in consumer and business noninterest-bearing checking account balances and a 15 percent increase in interest-bearing checking and market rate account balances from fourth quarter 2002. Approximately $1.2 billion of the growth in average core deposits was attributable to Pacific Northwest Bancorp. “We continued to see good growth in consumer and commercial deposits from new customer account generation,” said Atkins.

Net Interest Income

           Net interest income grew $259 million, or 7 percent, from fourth quarter 2002, due to a $45 billion, or 16 percent, increase in average earning assets and an 8 percent increase in average core deposits, offset by a 44 basis point decline in the net interest margin. The $45 billion increase in average earning assets was driven by a $56 billion growth in average loans, primarily consumer, offset by a $16 billion decline in mortgages held for sale balances due to a decline in residential mortgage refinance activity.

            On a linked-quarter basis, net interest income declined $98 million due primarily to a $29 billion reduction in average mortgages held for sale, partially offset by $20 billion growth in average loans. The net interest margin was 4.97 percent for fourth quarter 2003, compared with 5.01 percent in third quarter 2003.

Noninterest Income

           Noninterest income in fourth quarter 2003 increased $521 million, or 18 percent, from a year ago and 26 percent (annualized) on a linked-quarter basis. “The growth in fee income was once again very broad-based,” said Atkins. “Deposit service fees, other fees and commissions, insurance income, and trust and investment fees increased due to customer growth and product cross-sell. The strength in the equity and debt markets drove gains in private and public equity investments, trading, foreign exchange and other capital markets activities. Residential mortgage fee income increased $121 million from fourth quarter 2002, primarily reflecting growth in mortgage servicing fees due to an increase in the size and average life of the servicing portfolio. On a linked-quarter basis, mortgage banking revenue declined $137 million, largely reflecting the $77 million reduction in revenue due to the accounting change. Lower revenues from a decline in mortgage refinancing activity were partially offset by an improvement in servicing revenue.

Noninterest Expense

           Noninterest expense was $4.5 billion in fourth quarter 2003, up $546 million, or 14 percent, from a year ago. The actions taken during the quarter added $86 million to noninterest expense. “We continue to manage expenses very tightly to ensure savings opportunities are realized and that expenses are aligned with revenue opportunities in each of our businesses,” said Atkins. “In line with the decline in mortgage originations, residential mortgage noninterest expenses were $181 million less on a linked-quarter basis due to a decline in commissions paid to loan originators and a reduction in the use of temporary help. The strategic actions taken this quarter will help improve our operating efficiency by reducing future growth in labor, equipment and occupancy costs.”

Credit Quality

           “Credit quality continued to improve in the fourth quarter with a $57 million reduction in nonperforming assets and stable loss rates,” said Chief Credit Officer Dave Munio. Nonperforming assets totaled $1.66 billion, or .66 percent of total loans, at December 31, 2003, down from $1.72 billion (.75 percent) from the prior quarter and $1.69 billion (.88 percent) at year-end 2002. Net credit losses were $465 million, including a $30 million loss on sale of a sub-prime credit card portfolio. Fourth quarter credit losses were .78 percent of average loans (annualized), compared with $424 million (.78%) in third quarter 2003 and $424 million (.94 percent) in fourth quarter 2002. Full year 2003 net losses were $1.72 billion, or .81 percent of average loans, compared with $1.68 billion (.96 percent) in 2002 and $1.73 billion (1.10 percent) in 2001. “Dollar losses have remained relatively consistent the last three years due to sound underwriting, well-managed collections, and a strong credit culture. As our retail portfolios continue to grow and season, we may see some increase in our dollar losses which we believe would be consistent with our credit profile,” said Munio.

            The fourth quarter provision expense of $465 million was equal to quarterly net losses. The full year 2003 provision expense of $1.72 billion also equaled total full year losses. The allowance of $3.89 billion continued to provide over two times coverage of nonperforming assets and annualized loan losses.

Business Segment Performance

           Wells Fargo has three lines of business for management reporting: Community Banking, Wholesale Banking and Wells Fargo Financial. More financial information about the business segments is on pages 19 and 28.

            Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services primarily in 23 midwestern and western states, and mortgage and home equity loans in all 50 states.

Selected Financial Information

	Fourth Quarter			Full Year
			%			%
(in millions)	2003	2002	Change	2003	2002	Change
Total revenue	$5,408	$4,937	10%	$20,713	$18,457	12%
Provision for loan losses	236	254	(7)	892	865	3
Noninterest expense	3,385	3,045	11	13,214	11,241	18
Net income	1,182	1,062	11	4,364	4,116	6
Average loans (in billions)	162.7	114.1	43	143.2	109.9	30
Average assets (in billions)	278.5	243.3	14	273.5	227.7	20

•	Net income up 6 percent in 2003
•	Core product sales of 2.85 million, up 15 percent in 2003
•	Consumer checking attrition down 12 percent from 2001
•	Net consumer checking account growth of 5 percent in 2003
•	Average loan balances up 30 percent in 2003
•	Industry record mortgage originations of $470 billion in 2003
•	Pacific Northwest Bancorp acquisition closed in fourth quarter 2003
•	Internet:
o	4.8 million active online consumers, up 35 percent from a year ago
o	1.5 million bill pay customers at year end, up 35 percent from a year ago
o	415,000 active online small business customers, up 40 percent from a year ago
o	Nearly $12 billion in internet merchant payments in 2003, up 100 percent from a year ago
o	Wells Fargo named “Websmart 50” Company, Business Week, November 2003

            “Our dedicated team continued to achieve strong results in the fourth quarter,” said John Stumpf, Group EVP, Community Banking. “Core sales were 2.85 million, up 15 percent from the same period last year and sales per platform banker rose 13 percent compared with the same period last year. Our emphasis on improved customer service is working: our consumer checking attrition was down 12 percent from levels of two years ago and net growth in consumer checking accounts for 2003 was a strong 5 percent.”

            “We’ve seen the crest of this refinancing wave as residential mortgage originations in the quarter of $71 billion were down from $161 billion in the third quarter,” said Mark Oman, EVP, Home and Consumer Finance Group. “The purchase mortgage market continued to be strong. While originations for the quarter were down from the prior year, full year originations of $470 billion eclipsed the industry record of $333 billion we set last year. Our team members have done an outstanding job of managing through unprecedented interest rate volatility while continuing to provide outstanding customer service and growing the business. To meet the home financing needs of our customers we have originated over one trillion dollars in residential real estate loans over the last three years.

            The cyclical nature of the origination business is not new to us, and we’ve structured the business model with a dynamic cost structure through use of a commissioned sales force and use of temporary and contract labor to meet the peaks in demand. The servicing business also provides a natural hedge because its profitability increases with the associated reduction in prepayments.”

            The owned servicing portfolio grew 22 percent in 2003 to $710 billion. The weighted-average note rate for the portfolio declined to a record low 5.90 percent at year-end, down from 6.67 percent at December 31, 2002. The carrying value of this portfolio was $6.9 billion (1.15 percent of loans serviced for others) compared with $4.5 billion (.92 percent) at December 31, 2002.

            Community Banking reported net income of $1,182 million in fourth quarter 2003, compared with $1,062 million for the same period in 2002, up 11 percent. Full year 2003 earnings were $4,364 million, compared with $4,116 million in 2002, up 6 percent. Community Banking revenue was up 10 percent from the fourth quarter of last year. Net interest income increased by $137 million, or 5 percent, compared with fourth quarter 2002, due primarily to growth in consumer loans, mortgages held for sale and deposits. Noninterest income was up $334 million, or 15 percent, in fourth quarter 2003 compared with 2002. For the year, Community Banking revenue increased 12 percent. Noninterest expense increased by $340 million in fourth quarter 2003, or 11 percent, compared with the same period of 2002, due primarily to increased mortgage originations and other actions taken in the third and fourth quarters. The provision for loan losses decreased by $18 million in fourth quarter 2003, compared with fourth quarter 2002.

            Wholesale Banking provides businesses across the United States predominantly with annual sales in excess of $10 million with a complete line of commercial, corporate, treasury management, investment, insurance, capital markets and real estate banking products and services.

Selected Financial Information

	Fourth Quarter			Full Year
			%			%
(in millions)	2003	2002	Change	2003	2002	Change
Total revenue	$1,311	$1,153	14%	$4,994	$4,573	9%
Provision for loan losses	23	60	(62)	177	278	(36)
Noninterest expense	694	620	12	2,579	2,367	9
Net income	382	303	26	1,446	1,236	17
Average loans (in billions)	49.8	49.1	1	49.5	49.4	—
Average assets (in billions)	74.8	72.4	3	75.8	70.8	7

•	Net income up 17 percent in 2003
•	Noninterest income up 19 percent in 2003, reflecting cross-sell efforts
•	Improvement in credit quality
o	Nonperforming assets down $144 million from $751 million in prior year
o	Net charge-offs down $101 million, or 36 percent from prior year

            “We are very pleased to reach record earning levels once again,” said Dave Hoyt, Group EVP, Wholesale Banking. “For the year, net income grew 17 percent despite a challenging economic environment and relatively flat loan growth. Over the five years since the Wells Fargo/Norwest merger, we have delivered a double-digit compound annual growth rate in net income, a testament to our team members’ continued focus on customer acquisition, cross sell and customer service. In the fourth quarter, areas of strength included growth in noninterest income and the performance of our asset-based lending group.

            As a leader in delivering electronic solutions, we continue to focus on ways to make it easier for our customers to do business with Wells Fargo. On November 25, Wells Fargo processed its one billionth Automated Clearing House (ACH) electronic payment transaction for 2003. This is the first time we've exceeded one billion ACH transactions in a single year. The number of active customers on our CEO® internet portal increased 31 percent for the year and revenue from Wholesale customers using the internet increased 53 percent. In 2003, over $5.9 trillion in payments were processed on the CEO portal.''

            Wholesale Banking earnings were $382 million for fourth quarter 2003, up 26 percent from fourth quarter 2002 and up 17 percent compared with a year ago. Fourth quarter revenue of $1.3 billion was up 14 percent from a year ago and up 4 percent from third quarter 2003. Growth in revenue on both a year-over-year and linked-quarter basis was attributable to higher income from investment-related businesses. Fourth quarter expenses were up 12 percent from a year ago and up 10 percent from third quarter 2003. The provision for loan losses in the fourth quarter declined $37 million from a year ago and declined $31 million from third quarter 2003. Nonperforming assets declined $144 million, from $751 million at December 31, 2002 to $607 million at December 31, 2003 and decreased $85 million, from $692 million at September 30, 2003.

            Wells Fargo Financial offers consumer and commercial finance, leasing, private label credit cards and dealer financing in 47 states, Canada, and the Caribbean.

Selected Financial Information

	Fourth Quarter			Full Year
			%			%
(in millions)	2003	2002	Change	2003	2002	Change
Total revenue	$734	$576	27%	$2,689	$2,220	21%
Provision for loan losses	176	112	57	623	541	15
Noninterest expense	370	288	28	1,343	1,099	22
Net income	119	109	9	451	360	25
Average loans (in billions)	23.5	16.3	44	20.4	15.2	34
Average assets (in billions)	25.3	18.3	38	22.2	17.0	31

•	Net income up 25 percent in 2003
•	Loans increased $8 billion, or 47 percent
o	Real estate secured receivables up $3.5 billion
o	Auto receivables up $2.6 billion
•	U.S. Consumer business sales force up 1,400 in 2003
•	Sound credit quality

            “Fueled by growth in the loan portfolio, Wells Fargo Financial had record earnings of $451 million in 2003,” said Mark Oman, EVP Home and Consumer Finance Group. “In 2003, we saw strong loan growth in real estate secured receivables up $3.5 billion, or 87 percent, due in part to an increase of 1,400 sales staff in the U.S. consumer business. Auto receivables increased $2.6 billion, or 57 percent. Credit quality remained solid, with losses within predicted ranges amid accelerated growth.”

*     *     *     *     *

Certain prior period amounts presented in this release and in the corresponding tables have been updated to reflect the Company’s implementation of guidance set forth in Emerging Issues Task Force Topic D-107 and to conform with the current financial statement presentation, as more fully described in the Company’s reports on Form 10-K/A and 10-Q/A filed January 16, 2004.

Recorded Message

           A recorded message reviewing Wells Fargo’s results is available through January 23, 2004. Dial 800-642-1687 (domestic) or 706-645-9291 (international). Access code 4765614. The call is also available at www.wellsfargo.com/ir and www.vcall.com.

            The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

            This news release contains forward-looking statements about the Company. Broadly speaking, forward-looking statements consist of descriptions of plans or objectives for future operations, products or services, forecasts of revenues, earnings or other measures of economic performance, and assumptions underlying or relating to any of the foregoing. Because forward-looking statements discuss future events or conditions and not historical facts, they often include words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” or similar expressions. Examples of forward-looking statements in this release include statements about the expected benefits of actions taken in the quarter and various statements about future credit losses and credit quality.

            Do not unduly rely on forward-looking statements. They give the Company’s expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them to reflect changes that occur after that date.

            There are several factors—many beyond the Company’s control—that could cause results to differ significantly from the Company’s expectations. Factors such as credit, market, operational, liquidity, interest rate and other risks are described in the Company’s Quarterly Reports on Form 10-Q and Form 10-Q/A for the quarter ended September 30, 2003 and Annual Reports on Form 10-K and Form 10-K/A for the year ended December 31, 2002. See, for example, Part I, Item 2 of the Form 10-Q/A and Part I, Items 1 and 7 of the Form 10-K/A.

            Other factors described in the Forms 10-Q, 10-Q/A, 10-K and 10-K/A include · business and economic conditions · fiscal and monetary policies · legislation and regulation · disintermediation · competition generally and in light of the Gramm-Leach-Bliley Act · potential dividend restrictions · market acceptance and regulatory approval of new products and services · non-banking activities · reliance on other companies for infrastructure components · integration of acquired companies · attracting and retaining key personnel · stock price volatility. See, for example, “Factors That May Affect Future Results” in Part I, Item 2 of the Form 10-Q/A and “Regulation and Supervision” in Part I, Item 1 of the Form 10-K/A.

            Any factor described in this news release, in the Forms 10-Q, 10-Q/A, 10-K or 10-K/A, or in any information incorporated by reference therein, could, by itself or together with one or more other factors, adversely affect the Company’s business, earnings and/or financial condition.

            Wells Fargo & Company is a diversified financial services company with $388 billion in assets, providing banking, insurance, investments, mortgage and consumer finance from more than 5,900 stores and the internet (wellsfargo.com) across North America and elsewhere internationally. Wells Fargo Bank, N.A. is the only “Aaa”- rated bank in the United States.

Visit Wells Fargo at www.wellsfargo.com

Wells Fargo & Company and Subsidiaries

SUMMARY FINANCIAL DATA

	Quarter			Year
	ended December 31	,	%	ended December 31	,	%
(in millions, except per share amounts)	2003	2002	Change	2003	2002	Change

For the Period
Before effect of change in accounting principle (1)
Net income	$1,624	$1,472	10%	$6,202	$5,710	9%
Diluted earnings per common share	.95	.86	10	3.65	3.32	10

Profitability ratios (annualized)
Net income to average total assets (ROA)	1.67%	1.72%	(3)	1.64%	1.77%	(7)
Net income applicable to common stock to average common stockholders’ equity (ROE)	19.20	19.44	(1)	19.36	19.63	(1)

After effect of change in accounting principle
Net income	$1,624	$1,472	10	$6,202	$5,434	14
Diluted earnings per common share	.95	.86	10	3.65	3.16	16

Profitability ratios (annualized)
ROA	1.67%	1.72%	(3)	1.64%	1.69%	(3)
ROE	19.20	19.44	(1)	19.36	18.68	4

Efficiency ratio (2)	60.5	59.3	2	60.6	58.3	4

Total revenue	$7,445	$6,665	12	$28,389	$25,249	12

Dividends declared per common share	.45	.28	61	1.50	1.10	36

Average common shares outstanding	1,690.2	1,690.4	—	1,681.1	1,701.1	(1)
Diluted average common shares outstanding	1,712.6	1,704.0	1	1,697.5	1,718.0	(1)

Average loans	$235,986	$179,515	31	$213,132	$174,482	22
Average assets	384,744	340,193	13	377,613	321,725	17
Average core deposits	210,026	194,850	8	207,046	184,133	12

Net interest margin	4.97%	5.41%	(8)	5.08%	5.53%	(8)

At Period End
Securities available for sale	$32,953	$27,947	18	$32,953	$27,947	18
Loans	253,073	192,478	31	253,073	192,478	31
Allowance for loan losses	3,891	3,819	2	3,891	3,819	2
Goodwill	10,371	9,753	6	10,371	9,753	6
Assets	387,798	349,197	11	387,798	349,197	11
Core deposits	211,271	198,234	7	211,271	198,234	7
Common stockholders’ equity	34,484	30,258	14	34,484	30,258	14
Stockholders’ equity	34,469	30,319	14	34,469	30,319	14

Capital ratios
Common stockholders’ equity to assets	8.89%	8.67%	3	8.89%	8.67%	3
Stockholders’ equity to assets	8.89	8.68	2	8.89	8.68	2
Risk-based capital (3)
Tier 1 capital	8.33	7.70	8	8.33	7.70	8
Total capital	12.09	11.44	6	12.09	11.44	6
Tier 1 leverage (3)	6.93	6.57	5	6.93	6.57	5

Book value per common share	$20.31	$17.95	13	$20.31	$17.95	13

Staff (active, full-time equivalent)	140,000	127,500	10	140,000	127,500	10

Common Stock Price
High	$59.18	$51.60	15	$59.18	$54.84	8
Low	51.68	43.30	19	43.27	38.10	14
Period end	58.89	46.87	26	58.89	46.87	26

(1)	Change in accounting principle relates to transitional goodwill impairment charge recorded in first quarter 2002 related to the adoption of FAS 142, Goodwill and Other Intangible Assets.
(2)	The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(3)	The December 31, 2003 ratios are preliminary.

Wells Fargo & Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

	Quarter				Year
	ended December 31		,	%	ended December 31	,	%
(in millions, except per share amounts)	2003	2002		Change	2003	2002	Change

INTEREST INCOME
Securities available for sale	$458	$531		(14)%	$1,816	$2,424	(25)%
Mortgages held for sale	551	828		(33)	3,136	2,450	28
Loans held for sale	60	58		3	251	252	—
Loans	3,713	3,264		14	13,937	13,045	7
Other interest income	74	63		17	278	288	(3)

Total interest income	4,856	4,744		2	19,418	18,459	5

INTEREST EXPENSE
Deposits	377	460		(18)	1,613	1,919	(16)
Short-term borrowings	68	107		(36)	322	536	(40)
Long-term debt	335	363		(8)	1,355	1,404	(3)
Guaranteed preferred beneficial interests in Company’s subordinated debentures	32	29		10	121	118	3

Total interest expense	812	959		(15)	3,411	3,977	(14)

NET INTEREST INCOME	4,044	3,785		7	16,007	14,482	11
Provision for loan losses	465	426		9	1,722	1,684	2

Net interest income after provision for loan losses	3,579	3,359		7	14,285	12,798	12

NONINTEREST INCOME
Service charges on deposit accounts	613	567		8	2,361	2,179	8
Trust and investment fees	504	480		5	1,937	1,875	3
Credit card fees	252	255		(1)	1,003	920	9
Other fees	412	375		10	1,572	1,384	14
Mortgage banking	636	515		23	2,512	1,713	47
Operating leases	211	252		(16)	937	1,115	(16)
Insurance	264	231		14	1,071	997	7
Net gains (losses) on debt securities available for sale	(12)	91		—	4	293	(99)
Net gains (losses) from equity investments	143	(96)		—	55	(327)	—
Other	378	210		80	930	618	50

Total noninterest income	3,401	2,880		18	12,382	10,767	15

NONINTEREST EXPENSE
Salaries	1,351	1,091		24	4,832	4,383	10
Incentive compensation	483	541		(11)	2,054	1,706	20
Employee benefits	417	287		45	1,560	1,283	22
Equipment	375	317		18	1,246	1,014	23
Net occupancy	310	281		10	1,177	1,102	7
Operating leases	162	184		(12)	702	802	(12)
Net losses on dispositions of premises and equipment	36	26		38	46	52	(12)
Other	1,366	1,227		11	5,573	4,369	28

Total noninterest expense	4,500	3,954		14	17,190	14,711	17

INCOME BEFORE INCOME TAX EXPENSE AND EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	2,480	2,285		9	9,477	8,854	7
Income tax expense	856	813		5	3,275	3,144	4

NET INCOME BEFORE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	1,624	1,472		10	6,202	5,710	9
Cumulative effect of change in accounting principle	—	—		—	—	(276)	(100)

NET INCOME	$1,624	$1,472		10%	$6,202	$5,434	14%

NET INCOME APPLICABLE TO COMMON STOCK	$1,624	$1,471		10%	$6,199	$5,430	14%

EARNINGS PER COMMON SHARE BEFORE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE
Earnings per common share	$.96	$.87		10%	$3.69	$3.35	10%

Diluted earnings per common share	$.95	$.86		10%	$3.65	$3.32	10%

EARNINGS PER COMMON SHARE
Earnings per common share	$.96	$.87		10%	$3.69	$3.19	16%

Diluted earnings per common share	$.95	$.86		10%	$3.65	$3.16	16%

DIVIDENDS DECLARED PER COMMON SHARE	$.45	$.28		61%	$1.50	$1.10	36%

Average common shares outstanding	1,690.2	1,690.4		—%	1,681.1	1,701.1	(1)%

Diluted average common shares outstanding	1,712.6	1,704.0		1%	1,697.5	1,718.0	(1)%

Wells Fargo & Company and Subsidiaries

CONSOLIDATED BALANCE SHEET

	December 31	,	%
(in millions, except shares)	2003	2002	Change

ASSETS
Cash and due from banks	$15,547	$17,820	(13)%
Federal funds sold and securities purchased under resale agreements	2,745	3,174	(14)
Securities available for sale	32,953	27,947	18
Mortgages held for sale	29,027	51,154	(43)
Loans held for sale	7,497	6,665	12

Loans	253,073	192,478	31
Allowance for loan losses	3,891	3,819	2

Net loans	249,182	188,659	32

Mortgage servicing rights, net	6,906	4,489	54
Premises and equipment, net	3,534	3,688	(4)
Goodwill	10,371	9,753	6
Other assets	30,036	35,848	(16)

Total assets	$387,798	$349,197	11%

LIABILITIES
Noninterest-bearing deposits	$74,387	$74,094	—%
Interest-bearing deposits	173,140	142,822	21

Total deposits	247,527	216,916	14
Short-term borrowings	24,659	33,446	(26)
Accrued expenses and other liabilities	17,501	18,311	(4)
Long-term debt	63,642	47,320	34
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—	2,885	(100)

Total liabilities	353,329	318,878	11

STOCKHOLDERS’ EQUITY
Preferred stock	214	251	(15)
Unearned ESOP shares	(229)	(190)	21

Total preferred stock	(15)	61	—
Common stock – $1-2/3 par value, authorized 6,000,000,000 shares; issued 1,736,381,025 shares	2,894	2,894	—
Additional paid-in capital	9,643	9,498	2
Retained earnings	22,842	19,355	18
Cumulative other comprehensive income	938	976	(4)
Treasury stock – 38,271,651 shares and 50,474,518 shares	(1,833)	(2,465)	(26)

Total stockholders’ equity	34,469	30,319	14

Total liabilities and stockholders’ equity	$387,798	$349,197	11%

Wells Fargo & Company and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Year ended December 31	,
(in millions)	2003	2002

Balance, beginning of period	$30,319	$27,175
Net income	6,202	5,434
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustments	26	1
Minimum pension liability adjustment	—	42
Change in valuation allowance related to:
Investment securities and other retained interests	(117)	484
Derivative instruments and hedging activities	53	(303)
Common stock issued	1,094	652
Common stock issued for acquisitions	651	535
Common stock repurchased	(1,482)	(2,033)
Preferred stock released to ESOP	224	206
Preferred stock redeemed	(73)	—
Preferred stock dividends	(3)	(4)
Common stock dividends	(2,527)	(1,873)
Other, net	102	3

Balance, end of period	$34,469	$30,319

LOANS

	December 31,
(in millions)	2003	2002

Commercial	$48,729	$47,292
Real estate 1-4 family first mortgage	83,535	44,119
Other real estate mortgage	27,592	25,312
Real estate construction	8,209	7,804
Consumer:
Real estate 1-4 family junior lien mortgage	36,629	28,147
Credit card	8,351	7,455
Other revolving credit and installment	33,100	26,353

Total consumer	78,080	61,955
Lease financing	4,477	4,085
Foreign	2,451	1,911

Total loans (net of unearned income)	$253,073	$192,478

Wells Fargo & Company and Subsidiaries

CHANGES IN THE ALLOWANCE FOR LOAN LOSSES

	Quarter ended			Year ended
	Dec. 31 ,	Sept. 30 ,	Dec. 31 ,	Dec. 31 ,	Dec. 31 ,
(in millions)	2003	2003	2002	2003	2002

Balance, beginning of period	$3,854	$3,853	$3,816	$3,819	$3,717

Allowances related to business combinations/other	37	(1)	1	69	93

Provision for loan losses	465	426	426	1,722	1,684

Loan charge-offs:
Commercial	(161)	(136)	(184)	(597)	(716)
Real estate 1-4 family first mortgage	(15)	(11)	(11)	(47)	(39)
Other real estate mortgage	(10)	(12)	(8)	(33)	(24)
Real estate construction	(3)	(2)	(8)	(11)	(40)
Consumer:
Real estate 1-4 family junior lien mortgage	(23)	(16)	(19)	(77)	(55)
Credit card	(139)	(109)	(100)	(476)	(407)
Other revolving credit and installment	(224)	(206)	(175)	(827)	(770)

Total consumer	(386)	(331)	(294)	(1,380)	(1,232)
Lease financing	(10)	(12)	(8)	(41)	(21)
Foreign	(30)	(29)	(21)	(105)	(84)

Total loan charge-offs	(615)	(533)	(534)	(2,214)	(2,156)

Loan recoveries:
Commercial	72	31	41	177	162
Real estate 1-4 family first mortgage	1	3	2	10	8
Other real estate mortgage	4	2	3	11	16
Real estate construction	1	2	1	11	19
Consumer:
Real estate 1-4 family junior lien mortgage	1	5	2	13	10
Credit card	13	13	11	50	47
Other revolving credit and installment	51	46	45	196	205

Total consumer	65	64	58	259	262
Lease financing	2	2	1	8	—
Foreign	5	5	4	19	14

Total loan recoveries	150	109	110	495	481

Net loan charge-offs	(465)	(424)	(424)	(1,719)	(1,675)

Balance, end of period	$3,891	$3,854	$3,819	$3,891	$3,819

Net loan charge-offs (annualized) as a percentage of average total loans	.78%	.78%	.94%	.81%	.96%

Allowance as a percentage of total loans	1.54%	1.69%	1.98%	1.54%	1.98%

Allowance as a percentage of nonaccrual loans	267%	254%	256%	267%	256%

Allowance as a percentage of nonaccrual loans and other assets	234%	224%	226%	234%	226%

Wells Fargo & Company and Subsidiaries

NONACCRUAL LOANS AND OTHER ASSETS

	Dec. 31 ,	Dec. 31 ,
(in millions)	2003	2002

Nonaccrual loans:
Commercial	$592	$796
Real estate 1-4 family first mortgage	274	230
Other real estate mortgage	285	192
Real estate construction	56	93
Consumer:
Real estate 1-4 family junior lien mortgage	87	49
Other revolving credit and installment	88	48

Total consumer	175	97
Lease financing	73	79
Foreign	3	5

Total nonaccrual loans	1,458	1,492
As a percentage of total loans	.58%	.78%

Foreclosed assets	198	195
Real estate investments (1)	6	4

Total nonaccrual loans and other assets	$1,662	$1,691

As a percentage of total loans	.66%	.88%

(1)	Represents the amount of real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if such assets were recorded as loans. Real estate investments totaled $9 million at December 31, 2003 and 2002.

Wells Fargo & Company and Subsidiaries

NONINTEREST INCOME

	Quarter ended Dec. 31	,	%	Year ended Dec. 31	,	%
(in millions)	2003	2002	Change	2003	2002	Change

Service charges on deposit accounts	$613	$567	8%	$2,361	$2,179	8%
Trust and investment fees:
Trust, investment and IRA fees	350	339	3	1,345	1,343	—
Commissions and all other fees	154	141	9	592	532	11

Total trust and investment fees	504	480	5	1,937	1,875	3

Credit card fees	252	255	(1)	1,003	920	9

Other fees:
Cash network fees	44	43	2	179	183	(2)
Charges and fees on loans	191	184	4	756	616	23
All other	177	148	20	637	585	9

Total other fees	412	375	10	1,572	1,384	14

Mortgage banking:
Origination and other closing fees	215	353	(39)	1,218	1,048	16
Servicing fees, net of amortization and provision for impairment	312	(457)	—	(954)	(737)	29
Net gains on mortgage loan origination/sales activities	14	520	(97)	1,801	1,038	74
All other	95	99	(4)	447	364	23

Total mortgage banking	636	515	23	2,512	1,713	47

Operating leases	211	252	(16)	937	1,115	(16)
Insurance	264	231	14	1,071	997	7
Net gains (losses) on debt securities available for sale	(12)	91	—	4	293	(99)
Net gains (losses) from equity investments	143	(96)	—	55	(327)	—
Net gains on sales of loans	5	4	25	28	19	47
Net gains on dispositions of operations	2	16	(88)	29	10	190
All other	371	190	95	873	589	48

Total	$3,401	$2,880	18%	$12,382	$10,767	15%

NONINTEREST EXPENSE

	Quarter ended Dec. 31		,	%	Year ended Dec. 31		,	%
(in millions)	2003	2002		Change	2003	2002		Change

Salaries	$1,351	$1,091		24%	$4,832	$4,383		10%
Incentive compensation	483	541		(11)	2,054	1,706		20
Employee benefits	417	287		45	1,560	1,283		22
Equipment	375	317		18	1,246	1,014		23
Net occupancy	310	281		10	1,177	1,102		7
Operating leases	162	184		(12)	702	802		(12)
Net losses on dispositions of premises and equipment	36	26		38	46	52		(12)
Contract services	191	193		(1)	866	546		59
Outside professional services	164	136		21	509	445		14
Outside data processing	98	88		11	404	350		15
Advertising and promotion	118	97		22	392	327		20
Travel and entertainment	114	94		21	389	337		15
Telecommunications	87	84		4	343	347		(1)
Postage	71	67		6	336	256		31
Stationery and supplies	68	62		10	241	226		7
Insurance	31	28		11	197	169		17
Operating losses	44	48		(8)	193	163		18
Security	38	39		(3)	163	159		3
Core deposit intangibles	35	38		(8)	142	155		(8)
All other	307	253		21	1,398	889		57

Total	$4,500	$3,954		14%	$17,190	$14,711		17%

Wells Fargo & Company and Subsidiaries

AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended December 31							,
	2003				2002
			Interest				Interest
	Average	Yields /	income	/	Average	Yields /	income	/
(in millions)	balance	rates	expense		balance	rates	expense

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements	$2,699	.87%	$6		$2,762	1.53%	$11
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,278	4.39	14		1,525	5.20	19
Securities of U.S. states and political subdivisions	3,141	8.02	60		2,075	8.53	42
Mortgage-backed securities:
Federal agencies	21,149	6.25	318		21,909	7.73	397
Private collateralized mortgage obligations	2,014	5.53	27		2,002	7.35	35

Total mortgage-backed securities	23,163	6.19	345		23,911	7.69	432
Other debt securities (4)	3,478	7.69	60		3,056	7.76	60

Total debt securities available for sale (4)	31,060	6.46	479		30,567	7.63	553
Mortgages held for sale (3)	41,055	5.36	551		57,134	5.79	828
Loans held for sale (3)	7,373	3.22	60		5,808	3.96	58
Loans:
Commercial	47,674	5.93	712		46,467	6.47	758
Real estate 1-4 family first mortgage	71,402	5.32	952		34,252	6.44	553
Other real estate mortgage	26,691	5.25	353		25,268	5.93	377
Real estate construction	8,151	4.96	102		7,894	5.50	109
Consumer:
Real estate 1-4 family junior lien mortgage	35,152	5.28	467		27,644	6.81	475
Credit card	8,013	11.85	237		7,150	12.12	217
Other revolving credit and installment	31,975	8.91	716		24,825	10.04	627

Total consumer	75,140	7.52	1,420		59,619	8.79	1,319
Lease financing	4,508	6.13	69		4,098	6.11	63
Foreign	2,420	17.74	107		1,917	18.14	87

Total loans (5)	235,986	6.27	3,715		179,515	7.24	3,266
Other	9,169	2.96	68		6,379	3.36	53

Total earning assets	$327,342	5.96	4,879		$282,165	6.77	4,769

FUNDING SOURCES
Deposits:
Interest-bearing checking	$2,744	.21	1		$2,418	.39	2
Market rate and other savings	112,392	.61	172		97,473	.90	221
Savings certificates	19,949	2.31	116		22,774	2.89	166
Other time deposits	26,382	1.10	73		12,694	1.73	56
Deposits in foreign offices	5,992	.99	15		4,438	1.34	15

Total interest-bearing deposits	167,459	.89	377		139,797	1.30	460
Short-term borrowings	28,367	.95	68		30,175	1.41	107
Long-term debt	58,814	2.27	335		46,060	3.14	363
Guaranteed preferred beneficial interests in Company’s subordinated debentures	3,591	3.60	32		2,885	4.08	29

Total interest-bearing liabilities	258,231	1.25	812		218,917	1.74	959
Portion of noninterest-bearing funding sources	69,111	—	—		63,248	—	—

Total funding sources	$327,342	.99	812		$282,165	1.36	959

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.97%	$4,067			5.41%	$3,810

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,083				$14,189
Goodwill	10,209				9,756
Other	34,110				34,083

Total noninterest-earning assets	$57,402				$58,028

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$74,941				$72,185
Other liabilities	18,000				19,019
Preferred stockholders’ equity	20				57
Common stockholders’ equity	33,552				30,015
Noninterest-bearing funding sources used to fund earning assets	(69,111)				(63,248)

Net noninterest-bearing funding sources	$57,402				$58,028

TOTAL ASSETS	$384,744				$340,193

(1)	The average prime rate of the Company was 4.00% and 4.46% for the quarters ended December 31, 2003 and 2002, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.17% and 1.55% for the same quarters, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for both quarters presented.

Wells Fargo & Company and Subsidiaries

AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Year ended December 31							,
	2003				2002
			Interest				Interest
	Average	Yields /	income	/	Average	Yields /	income	/
(in millions)	balance	rates	expense		balance	rates	expense

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements	$3,675	1.11%	$41		$2,652	1.67%	$44
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,286	4.74	58		1,770	5.57	95
Securities of U.S. states and political subdivisions	2,424	8.62	196		2,106	8.33	167
Mortgage-backed securities:
Federal agencies	18,283	7.37	1,276		26,718	7.23	1,856
Private collateralized mortgage obligations	2,001	6.24	120		2,341	7.18	163

Total mortgage-backed securities	20,284	7.26	1,396		29,059	7.22	2,019
Other debt securities (4)	3,302	7.75	240		3,029	7.74	232

Total debt securities available for sale (4)	27,296	7.32	1,890		35,964	7.25	2,513
Mortgages held for sale (3)	58,672	5.34	3,136		39,858	6.13	2,450
Loans held for sale (3)	7,142	3.51	251		5,380	4.69	252
Loans:
Commercial	47,279	6.08	2,876		46,520	6.80	3,164
Real estate 1-4 family first mortgage	56,252	5.54	3,115		32,669	6.69	2,185
Other real estate mortgage	25,846	5.44	1,405		25,413	6.17	1,568
Real estate construction	7,954	5.11	406		7,925	5.69	451
Consumer:
Real estate 1-4 family junior lien mortgage	31,670	5.80	1,836		25,220	7.07	1,783
Credit card	7,640	12.06	922		6,810	12.27	836
Other revolving credit and installment	29,838	9.09	2,713		24,072	10.28	2,475

Total consumer	69,148	7.91	5,471		56,102	9.08	5,094
Lease financing	4,453	6.22	277		4,079	6.32	258
Foreign	2,200	18.00	396		1,774	18.90	335

Total loans (5)	213,132	6.54	13,946		174,482	7.48	13,055
Other	8,235	2.89	238		6,492	3.80	248

Total earning assets	$318,152	6.16	19,502		$264,828	7.04	18,562

FUNDING SOURCES
Deposits:
Interest-bearing checking	$2,571	.27	7		$2,494	.55	14
Market rate and other savings	106,733	.66	705		93,787	.95	893
Savings certificates	20,927	2.53	529		24,278	3.21	780
Other time deposits	25,388	1.20	305		8,191	1.86	153
Deposits in foreign offices	6,060	1.11	67		5,011	1.58	79

Total interest-bearing deposits	161,679	1.00	1,613		133,761	1.43	1,919
Short-term borrowings	29,898	1.08	322		33,278	1.61	536
Long-term debt	53,823	2.52	1,355		42,158	3.33	1,404
Guaranteed preferred beneficial interests in Company’s subordinated debentures	3,306	3.66	121		2,780	4.23	118

Total interest-bearing liabilities	248,706	1.37	3,411		211,977	1.88	3,977
Portion of noninterest-bearing funding sources	69,446	—	—		52,851	—	—

Total funding sources	$318,152	1.08	3,411		$264,828	1.51	3,977

Net interest margin and net interest income on a taxable-equivalent basis (6)		5.08%	$16,091			5.53%	$14,585

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,433				$13,820
Goodwill	9,905				9,737
Other	36,123				33,340

Total noninterest-earning assets	$59,461				$56,897

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$76,815				$63,574
Other liabilities	20,030				17,054
Preferred stockholders’ equity	44				55
Common stockholders’ equity	32,018				29,065
Noninterest-bearing funding sources used to fund earning assets	(69,446)				(52,851)

Net noninterest-bearing funding sources	$59,461				$56,897

TOTAL ASSETS	$377,613				$321,725

(1)	The average prime rate of the Company was 4.12% and 4.68% for the years ended December 31, 2003 and 2002, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.22% and 1.80% for the same years, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for all periods presented.

Wells Fargo & Company and Subsidiaries

OPERATING SEGMENT RESULTS

(income/expense in millions,	Community		Wholesale		Wells Fargo				Consolidated
average balances in billions)	Banking		Banking		Financial		Other (1)		Company

Quarter ended December 31,	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002

Net interest income	$2,864	$2,727	$561	$565	$638	$496	$(19)	$(3)	$4,044	$3,785
Provision for loan losses	236	254	23	60	176	112	30	—	465	426
Noninterest income	2,544	2,210	750	588	96	80	11	2	3,401	2,880
Noninterest expense	3,385	3,045	694	620	370	288	51	1	4,500	3,954

Income (loss) before income tax expense (benefit)	1,787	1,638	594	473	188	176	(89)	(2)	2,480	2,285
Income tax expense (benefit)	605	576	212	170	69	67	(30)	—	856	813

Net income (loss)	$1,182	$1,062	$382	$303	$119	$109	$(59)	$(2)	$1,624	$1,472

Average loans	$162.7	$114.1	$49.8	$49.1	$23.5	$16.3	$—	$—	$236.0	$179.5
Average assets	278.5	243.3	74.8	72.4	25.3	18.3	6.1	6.2	384.7	340.2
Average core deposits	186.3	174.8	23.6	19.9	.1	.1	—	—	210.0	194.8

Year ended December 31,

Net interest income	$11,495	$10,372	$2,228	$2,257	$2,311	$1,866	$(27)	$(13)	$16,007	$14,482
Provision for loan losses	892	865	177	278	623	541	30	—	1,722	1,684
Noninterest income	9,218	8,085	2,766	2,316	378	354	20	12	12,382	10,767
Noninterest expense	13,214	11,241	2,579	2,367	1,343	1,099	54	4	17,190	14,711

Income (loss) before income tax expense and effect of change in accounting principle	6,607	6,351	2,238	1,928	723	580	(91)	(5)	9,477	8,854
Income tax expense (benefit)	2,243	2,235	792	692	272	220	(32)	(3)	3,275	3,144

Net income (loss) before effect of change in accounting principle	4,364	4,116	1,446	1,236	451	360	(59)	(2)	6,202	5,710
Cumulative effect of change in accounting principle	—	—	—	(98)	—	(178)	—	—	—	(276)

Net income (loss)	$4,364	$4,116	$1,446	$1,138	$451	$182	$(59)	$(2)	$6,202	$5,434

Average loans	$143.2	$109.9	$49.5	$49.4	$20.4	$15.2	$—	$—	$213.1	$174.5
Average assets	273.5	227.7	75.8	70.8	22.2	17.0	6.1	6.2	377.6	321.7
Average core deposits	184.6	165.6	22.3	18.4	.1	.1	—	—	207.0	184.1

(1)	The reconciling items for the quarter and year ended December 31, 2003 principally relate to Corporate level equity investment activities, and other separately identified transactions recorded at the enterprise level for management reporting, including a $30 million non-recurring loss on sale of a sub-prime credit card portfolio and $51 million of other charges related to employee benefits and software. The material item in the other column for average assets is unallocated goodwill held at the enterprise level.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

(in millions, except per share amounts)	4Q03	3Q03	2Q03	1Q03	4Q02

For the Period

Net income	$1,624	$1,561	$1,525	$1,492	$1,472
Diluted earnings per common share	.95	.92	.90	.88	.86

Profitability ratios (annualized)
Net income to average total assets (ROA)	1.67%	1.57%	1.63%	1.70%	1.72%
Net income applicable to common stock to average common stockholders’ equity (ROE)	19.20	18.88	19.62	19.80	19.44

Efficiency ratio (1)	60.5	62.4	60.0	59.2	59.3

Total revenue	$7,445	$7,333	$6,930	$6,682	$6,665

Dividends declared per common share	.45	.45	.30	.30	.28

Average common shares outstanding	1,690.2	1,677.2	1,675.7	1,681.5	1,690.4
Diluted average common shares outstanding	1,712.6	1,693.9	1,690.6	1,694.1	1,704.0

Average loans	$235,986	$216,181	$204,824	$195,057	$179,515
Average assets	384,744	394,995	375,088	355,108	340,193
Average core deposits	210,026	215,685	205,428	196,802	194,850

Net interest margin	4.97%	5.01%	5.09%	5.27%	5.41%

At Period End
Securities available for sale	$32,953	$30,260	$24,625	$26,168	$27,947
Loans	253,073	228,137	211,434	201,822	192,478
Allowance for loan losses	3,891	3,854	3,853	3,840	3,819
Goodwill	10,371	9,849	9,803	9,799	9,753
Assets	387,798	390,750	369,583	369,607	349,197
Core deposits	211,271	209,422	210,722	203,185	198,234
Common stockholders’ equity	34,484	32,277	32,184	30,684	30,258
Stockholders’ equity	34,469	32,333	32,236	30,732	30,319

Capital ratios
Common stockholders’ equity to assets	8.89%	8.26%	8.71%	8.30%	8.67%
Stockholders’ equity to assets	8.89	8.27	8.72	8.31	8.68
Risk-based capital (2)
Tier 1 capital	8.33	8.14	7.98	7.37	7.70
Total capital	12.09	11.62	11.50	10.94	11.44
Tier 1 leverage (2)	6.93	6.43	6.58	6.42	6.57

Book value per common share	$20.31	$19.25	$19.18	$18.32	$17.95

Staff (active, full-time equivalent)	140,000	139,200	135,500	131,600	127,500

Common Stock Price
High	$59.18	$53.71	$52.80	$49.13	$51.60
Low	51.68	48.90	45.01	43.27	43.30
Period end	58.89	51.50	50.40	44.99	46.87

(1)	The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	The December 31, 2003 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

(in millions, except per share amounts)	4Q03	3Q03	2Q03	1Q03	4Q02

INTEREST INCOME
Securities available for sale	$458	$470	$435	$453	$531
Mortgages held for sale	551	906	864	814	828
Loans held for sale	60	57	67	67	58
Loans	3,713	3,482	3,409	3,332	3,264
Other interest income	74	64	80	62	63

Total interest income	4,856	4,979	4,855	4,728	4,744

INTEREST EXPENSE
Deposits	377	384	425	427	460
Short-term borrowings	68	72	87	95	107
Long-term debt	335	349	341	330	363
Guaranteed preferred beneficial interests in Company’s subordinated debentures	32	32	29	27	29

Total interest expense	812	837	882	879	959

NET INTEREST INCOME	4,044	4,142	3,973	3,849	3,785
Provision for loan losses	465	426	421	411	426

Net interest income after provision for loan losses	3,579	3,716	3,552	3,438	3,359

NONINTEREST INCOME
Service charges on deposit accounts	613	607	587	553	567
Trust and investment fees	504	504	470	460	480
Credit card fees	252	251	257	243	255
Other fees	412	422	373	366	375
Mortgage banking	636	773	543	561	515
Operating leases	211	229	245	251	252
Insurance	264	252	289	266	231
Net gains (losses) on debt securities available for sale	(12)	(23)	20	18	91
Net gains (losses) from equity investments	143	58	(47)	(98)	(96)
Other	378	118	220	213	210

Total noninterest income	3,401	3,191	2,957	2,833	2,880

NONINTEREST EXPENSE
Salaries	1,351	1,185	1,155	1,141	1,091
Incentive compensation	483	621	503	447	541
Employee benefits	417	374	350	419	287
Equipment	375	298	305	269	317
Net occupancy	310	283	288	296	281
Operating leases	162	175	178	187	184
Net losses (gains) on dispositions of premises and equipment	36	4	10	(4)	26
Other	1,366	1,635	1,369	1,202	1,227

Total noninterest expense	4,500	4,575	4,158	3,957	3,954

INCOME BEFORE INCOME TAX EXPENSE	2,480	2,332	2,351	2,314	2,285
Income tax expense	856	771	826	822	813

NET INCOME	$1,624	$1,561	$1,525	$1,492	$1,472

NET INCOME APPLICABLE TO COMMON STOCK	$1,624	$1,560	$1,524	$1,491	$1,471

EARNINGS PER COMMON SHARE
Earnings per common share	$.96	$.93	$.91	$.89	$.87

Diluted earnings per common share	$.95	$.92	$.90	$.88	$.86

DIVIDENDS DECLARED PER COMMON SHARE	$.45	$.45	$.30	$.30	$.28

Average common shares outstanding	1,690.2	1,677.2	1,675.7	1,681.5	1,690.4

Diluted average common shares outstanding	1,712.6	1,693.9	1,690.6	1,694.1	1,704.0

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET (QUARTER ENDED)

(in millions)	4Q03	3Q03	2Q03	1Q03	4Q02

ASSETS
Cash and due from banks	$15,547	$15,423	$16,045	$16,011	$17,820
Federal funds sold and securities purchased under resale agreements	2,745	2,692	2,768	4,982	3,174
Securities available for sale	32,953	30,260	24,625	26,168	27,947
Mortgages held for sale	29,027	55,328	58,716	62,610	51,154
Loans held for sale	7,497	7,310	7,009	7,075	6,665

Loans	253,073	228,137	211,434	201,822	192,478
Allowance for loan losses	3,891	3,854	3,853	3,840	3,819

Net loans	249,182	224,283	207,581	197,982	188,659

Mortgage servicing rights, net	6,906	5,765	3,821	4,183	4,489
Premises and equipment, net	3,534	3,517	3,604	3,680	3,688
Goodwill	10,371	9,849	9,803	9,799	9,753
Other assets	30,036	36,323	35,611	37,117	35,848

Total assets	$387,798	$390,750	$369,583	$369,607	$349,197

LIABILITIES
Noninterest-bearing deposits	$74,387	$77,175	$80,943	$75,330	$74,094
Interest-bearing deposits	173,140	174,261	149,941	160,544	142,822

Total deposits	247,527	251,436	230,884	235,874	216,916
Short-term borrowings	24,659	25,589	23,883	33,196	33,446
Accrued expenses and other liabilities	17,501	18,815	20,682	19,938	18,311
Long-term debt	63,642	58,992	58,513	46,982	47,320
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—	3,585	3,385	2,885	2,885

Total liabilities	353,329	358,417	337,347	338,875	318,878

STOCKHOLDERS’ EQUITY
Preferred stock	214	319	375	430	251
Unearned ESOP shares	(229)	(263)	(323)	(382)	(190)

Total preferred stock	(15)	56	52	48	61
Common stock	2,894	2,894	2,894	2,894	2,894
Additional paid-in capital	9,643	9,532	9,536	9,514	9,498
Retained earnings	22,842	22,064	21,281	20,310	19,355
Cumulative other comprehensive income	938	572	1,185	913	976
Treasury stock	(1,833)	(2,785)	(2,712)	(2,947)	(2,465)

Total stockholders’ equity	34,469	32,333	32,236	30,732	30,319

Total liabilities and stockholders’ equity	$387,798	$390,750	$369,583	$369,607	$349,197

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS (QUARTER ENDED)

(in millions)	4Q03	3Q03	2Q03	1Q03	4Q02

Commercial	$48,729	$47,720	$47,577	$48,147	$47,292
Real estate 1-4 family first mortgage	83,535	66,760	53,420	48,337	44,119
Other real estate mortgage	27,592	25,723	25,703	25,629	25,312
Real estate construction	8,209	7,777	7,853	8,032	7,804
Consumer:
Real estate 1-4 family junior lien mortgage	36,629	33,601	31,514	29,329	28,147
Credit card	8,351	7,836	7,626	7,359	7,455
Other revolving credit and installment	33,100	31,919	30,943	28,361	26,353

Total consumer	78,080	73,356	70,083	65,049	61,955
Lease financing	4,477	4,478	4,556	4,567	4,085
Foreign	2,451	2,323	2,242	2,061	1,911

Total loans (net of unearned income)	$253,073	$228,137	$211,434	$201,822	$192,478

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN THE ALLOWANCE FOR LOAN LOSSES

(in millions)	4Q03	3Q03	2Q03	1Q03	4Q02

Balance, beginning of quarter	$3,854	$3,853	$3,840	$3,819	$3,816

Allowances related to business combinations/other	37	(1)	7	25	1

Provision for loan losses	465	426	421	411	426

Loan charge-offs:
Commercial	(161)	(136)	(147)	(153)	(184)
Real estate 1-4 family first mortgage	(15)	(11)	(9)	(13)	(11)
Other real estate mortgage	(10)	(12)	(9)	(2)	(8)
Real estate construction	(3)	(2)	(3)	(3)	(8)
Consumer:
Real estate 1-4 family junior lien mortgage	(23)	(16)	(19)	(18)	(19)
Credit card	(139)	(109)	(116)	(112)	(100)
Other revolving credit and installment	(224)	(206)	(198)	(198)	(175)

Total consumer	(386)	(331)	(333)	(328)	(294)
Lease financing	(10)	(12)	(10)	(11)	(8)
Foreign	(30)	(29)	(25)	(20)	(21)

Total loan charge-offs	(615)	(533)	(536)	(530)	(534)

Loan recoveries:
Commercial	72	31	37	36	41
Real estate 1-4 family first mortgage	1	3	3	2	2
Other real estate mortgage	4	2	3	2	3
Real estate construction	1	2	4	5	1
Consumer:
Real estate 1-4 family junior lien mortgage	1	5	4	3	2
Credit card	13	13	13	12	11
Other revolving credit and installment	51	46	50	51	45

Total consumer	65	64	67	66	58
Lease financing	2	2	2	1	1
Foreign	5	5	5	3	4

Total loan recoveries	150	109	121	115	110

Net loan charge-offs	(465)	(424)	(415)	(415)	(424)

Balance, end of quarter	$3,891	$3,854	$3,853	$3,840	$3,819

Net loan charge-offs (annualized) as a percentage of average total loans	.78%	.78%	.81%	.86%	.94%

Allowance as a percentage of total loans	1.54%	1.69%	1.82%	1.90%	1.98%

Allowance as a percentage of nonaccrual loans	267%	254%	247%	246%	256%

Allowance as a percentage of nonaccrual loans and other assets	234%	224%	219%	218%	226%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONACCRUAL LOANS AND OTHER ASSETS (QUARTER ENDED)

(in millions)	4Q03	3Q03	2Q03	1Q03	4Q02

Nonaccrual loans:
Commercial	$592	$713	$787	$836	$796
Real estate 1-4 family first mortgage	274	258	242	239	230
Other real estate mortgage	285	267	263	222	192
Real estate construction	56	48	61	72	93
Consumer:
Real estate 1-4 family junior lien mortgage	87	79	69	60	49
Other revolving credit and installment	88	78	49	44	48

Total consumer	175	157	118	104	97
Lease financing	73	71	85	85	79
Foreign	3	3	5	5	5

Total nonaccrual loans	1,458	1,517	1,561	1,563	1,492
As a percentage of total loans	.58%	.66%	.74%	.77%	.78%

Foreclosed assets	198	196	190	193	195
Real estate investments	6	6	5	5	4

Total nonaccrual loans and other assets	$1,662	$1,719	$1,756	$1,761	$1,691

As a percentage of total loans	.66%	.75%	.83%	.87%	.88%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

(in millions)	4Q03	3Q03	2Q03	1Q03	4Q02

Service charges on deposit accounts	$613	$607	$587	$553	$567
Trust and investment fees:
Trust, investment and IRA fees	350	348	322	324	339
Commissions and all other fees	154	156	148	136	141

Total trust and investment fees	504	504	470	460	480

Credit card fees	252	251	257	243	255

Other fees:
Cash network fees	44	48	46	42	43
Charges and fees on loans	191	199	186	180	184
All other	177	175	141	144	148

Total other fees	412	422	373	366	375

Mortgage banking:
Origination and other closing fees	215	393	334	276	353
Servicing fees, net of amortization and provision for impairment	312	(82)	(741)	(443)	(457)
Net gains on mortgage loan origination/sales activities	14	319	831	637	520
All other	95	143	119	91	99

Total mortgage banking	636	773	543	561	515

Operating leases	211	229	245	251	252
Insurance	264	252	289	266	231
Net gains (losses) on debt securities available for sale	(12)	(23)	20	18	91
Net gains (losses) from equity investments	143	58	(47)	(98)	(96)
Net gains (losses) on sales of loans	5	19	5	(1)	4
Net gains on dispositions of operations	2	—	—	27	16
All other	371	99	215	187	190

Total	$3,401	$3,191	$2,957	$2,833	$2,880

FIVE QUARTER NONINTEREST EXPENSE

(in millions)	4Q03	3Q03	2Q03	1Q03	4Q02

Salaries	$1,351	$1,185	$1,155	$1,141	$1,091
Incentive compensation	483	621	503	447	541
Employee benefits	417	374	350	419	287
Equipment	375	298	305	269	317
Net occupancy	310	283	288	296	281
Operating leases	162	175	178	187	184
Net losses (gains) on dispositions of premises and equipment	36	4	10	(4)	26
Contract services	191	270	250	155	193
Outside professional services	164	122	111	112	136
Outside data processing	98	105	103	98	88
Advertising and promotion	118	98	96	81	97
Travel and entertainment	114	98	92	85	94
Telecommunications	87	92	86	78	84
Postage	71	94	87	84	67
Stationery and supplies	68	62	57	54	62
Insurance	31	48	69	50	28
Operating losses	44	29	64	57	48
Security	38	41	42	42	39
Core deposit intangibles	35	35	36	37	38
All other	307	541	276	269	253

Total	$4,500	$4,575	$4,158	$3,957	$3,954

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES (TAXABLE-EQUIVALENT BASIS)

(in millions)	4Q03	3Q03	2Q03	1Q03	4Q02

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements	$2,699	$2,514	$6,405	$3,101	$2,762
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	1,278	1,283	1,288	1,294	1,525
Securities of U.S. states and political subdivisions	3,141	2,442	2,063	2,040	2,075
Mortgage backed securities:
Federal agencies	21,149	18,538	15,696	17,709	21,909
Private collateralized mortgage obligations	2,014	1,972	1,994	2,025	2,002

Total mortgage-backed securities	23,163	20,510	17,690	19,734	23,911
Other debt securities (1)	3,478	3,540	3,167	3,013	3,056

Total debt securities available for sale (1)	31,060	27,775	24,208	26,081	30,567
Mortgages held for sale	41,055	69,786	65,493	58,422	57,134
Loans held for sale	7,373	7,124	7,063	7,002	5,808
Loans:
Commercial	47,674	46,947	47,484	47,007	46,467
Real estate 1-4 family first mortgage	71,402	57,817	50,292	45,193	34,252
Other real estate mortgage	26,691	25,635	25,661	25,385	25,268
Real estate construction	8,151	7,775	7,983	7,908	7,894
Consumer:
Real estate 1-4 family junior lien mortgage	35,152	32,512	30,341	28,596	27,644
Credit card	8,013	7,683	7,456	7,400	7,150
Other revolving credit and installment	31,975	31,053	28,876	27,383	24,825

Total consumer	75,140	71,248	66,673	63,379	59,619
Lease financing	4,508	4,497	4,570	4,234	4,098
Foreign	2,420	2,262	2,161	1,951	1,917

Total loans (2)	235,986	216,181	204,824	195,057	179,515
Other	9,169	8,905	7,717	7,115	6,379

Total earning assets	$327,342	$332,285	$315,710	$296,778	$282,165

FUNDING SOURCES
Deposits:
Interest-bearing checking	$2,744	$2,592	$2,536	$2,406	$2,418
Market rate and other savings	112,392	108,969	104,603	100,816	97,473
Savings certificates	19,949	20,429	21,355	22,004	22,774
Other time deposits	26,382	27,633	26,912	20,531	12,694
Deposits in foreign offices	5,992	5,643	6,278	6,337	4,438

Total interest-bearing deposits	167,459	165,266	161,684	152,094	139,797
Short-term borrowings	28,367	29,572	30,218	31,473	30,175
Long-term debt	58,814	57,960	51,677	46,662	46,060
Guaranteed preferred beneficial interests in Company’s subordinated debentures	3,591	3,525	3,215	2,885	2,885

Total interest-bearing liabilities	258,231	256,323	246,794	233,114	218,917
Portion of noninterest-bearing funding sources	69,111	75,962	68,916	63,664	63,248

Total funding sources	$327,342	$332,285	$315,710	$296,778	$282,165

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,083	$13,642	$13,320	$13,691	$14,189
Goodwill	10,209	9,817	9,802	9,789	9,756
Other	34,110	39,251	36,256	34,850	34,083

Total noninterest-earning assets	$57,402	$62,710	$59,378	$58,330	$58,028

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$74,941	$83,695	$76,934	$71,576	$72,185
Other liabilities	18,000	22,139	20,169	19,810	19,019
Preferred stockholders’ equity	20	50	47	60	57
Common stockholders’ equity	33,552	32,788	31,144	30,548	30,015
Noninterest-bearing funding sources used to fund earning assets	(69,111)	(75,962)	(68,916)	(63,664)	(63,248)

Net noninterest-bearing funding sources	$57,402	$62,710	$59,378	$58,330	$58,028

TOTAL ASSETS	$384,744	$394,995	$375,088	$355,108	$340,193

(1)	Includes certain preferred securities.
(2)	Nonaccrual loans are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS

(income/expense in millions, average balances in billions)	4Q03	3Q03	2Q03	1Q03	4Q02

COMMUNITY BANKING
Net interest income	$2,864	$2,990	$2,865	$2,777	$2,727
Provision for loan losses	236	213	227	217	254
Noninterest income	2,544	2,379	2,186	2,109	2,210
Noninterest expense	3,385	3,603	3,200	3,026	3,045

Income before income tax expense	1,787	1,553	1,624	1,643	1,638
Income tax expense	605	488	565	585	576

Net income	$1,182	$1,065	$1,059	$1,058	$1,062

Average loans	$162.7	$146.0	$135.7	$128.3	$114.1
Average assets	278.5	290.2	269.5	255.4	243.3
Average core deposits	186.3	191.8	184.1	176.3	174.8

WHOLESALE BANKING
Net interest income	$561	$556	$560	$551	$565
Provision for loan losses	23	54	46	53	60
Noninterest income	750	707	656	652	588
Noninterest expense	694	629	636	620	620

Income before income tax expense	594	580	534	530	473
Income tax expense	212	208	189	183	170

Net income	$382	$372	$345	$347	$303

Average loans	$49.8	$49.0	$49.8	$49.3	$49.1
Average assets	74.8	75.7	78.4	74.1	72.4
Average core deposits	23.6	23.8	21.2	20.4	19.9

WELLS FARGO FINANCIAL
Net interest income	$638	$599	$550	$523	$496
Provision for loan losses	176	159	148	141	112
Noninterest income	96	97	95	91	80
Noninterest expense	370	343	321	308	288

Income before income tax expense	188	194	176	165	176
Income tax expense	69	73	66	63	67

Net income	$119	$121	$110	$102	$109

Average loans	$23.5	$21.2	$19.3	$17.5	$16.3
Average assets	25.3	22.9	21.1	19.4	18.3
Average core deposits	.1	.1	.1	.1	.1

OTHER (1)
Net interest income	$(19)	$(3)	$(2)	$(2)	$(3)
Provision for loan losses	30	—	—	—	—
Noninterest income	11	8	20	(19)	2
Noninterest expense	51	—	1	3	1

Income (loss) before income tax expense (benefit)	(89)	5	17	(24)	(2)
Income tax expense (benefit)	(30)	2	6	(9)	—

Net income (loss)	$(59)	$3	$11	$(15)	$(2)

Average loans	$—	$—	$—	$—	$—
Average assets	6.1	6.2	6.1	6.2	6.2
Average core deposits	—	—	—	—	—

CONSOLIDATED COMPANY
Net interest income	$4,044	$4,142	$3,973	$3,849	$3,785
Provision for loan losses	465	426	421	411	426
Noninterest income	3,401	3,191	2,957	2,833	2,880
Noninterest expense	4,500	4,575	4,158	3,957	3,954

Income before income tax expense	2,480	2,332	2,351	2,314	2,285
Income tax expense	856	771	826	822	813

Net income	$1,624	$1,561	$1,525	$1,492	$1,472

Average loans	$236.0	$216.2	$204.8	$195.1	$179.5
Average assets	384.7	395.0	375.1	355.1	340.2
Average core deposits	210.0	215.7	205.4	196.8	194.8

(1)	The reconciling items for the quarter ended December 31, 2003 principally relate to Corporate level equity investment activities, and other separately identified transactions recorded at the enterprise level for management reporting, including a $30 million non-recurring loss on sale of a sub-prime credit card portfolio and $51 million of other charges related to employee benefits and software. The material item in other for average assets is unallocated goodwill held at the enterprise level.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (1)

(in millions)	4Q03	3Q03	2Q03	1Q03	4Q02

Mortgage Servicing Rights:
Balance, beginning of quarter	$7,589	$6,375	$6,652	$6,677	$6,174
Originations	674	1,377	892	603	793
Purchases	410	874	462	394	490
Amortization	(459)	(572)	(926)	(803)	(671)
Write-down	—	(492)	(535)	(311)	(184)
Other (includes changes in mortgage servicing rights due to hedging)	634	27	(170)	92	75

Balance before valuation allowance, end of quarter	8,848	7,589	6,375	6,652	6,677
Less: Valuation allowance	1,942	1,824	2,554	2,469	2,188

Balance, end of quarter	$6,906	$5,765	$3,821	$4,183	$4,489

Mortgage Servicing Rights Valuation Allowance:
Balance, beginning of quarter	$1,824	$2,554	$2,469	$2,188	$1,759
Provision for mortgage servicing rights in excess of fair value	118	—	620	592	613
Reversal of provision for mortgage servicing rights in excess of fair value	—	(238)	—	—	—
Write-down of mortgage servicing rights	—	(492)	(535)	(311)	(184)

Balance, end of quarter	$1,942	$1,824	$2,554	$2,469	$2,188

Ratio of mortgage servicing rights to related mortgage loans serviced for others	1.15%	1.03%	.73%	.84%	.92%

(in billions)	4Q03	3Q03	2Q03	1Q03	4Q02

Managed Servicing Portfolio:
Loans serviced for others	$598	$560	$522	$499	$487
Owned loans serviced (Portfolio & Warehouse)	112	121	111	110	94

Total owned servicing	710	681	633	609	581
Sub-servicing	21	18	23	29	36

Total	$731	$699	$656	$638	$617

Weighted-average note rate (owned servicing only)	5.90%	5.98%	6.23%	6.49%	6.67%

(1)	Consists of residential and commercial mortgage servicing from all Wells Fargo channels.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION AND SERVICING DATA

(in billions)	4Q03	3Q03	2Q03	1Q03	4Q02

Application Data: (1)
Residential real estate first mortgage quarterly applications	$71	$135	$204	$157	$121
Percentage of refinances	45%	59%	77%	77%	71%
Residential real estate first mortgage unclosed pipeline, at quarter end	$46	$62	$120	$89	$69

(1)	Consists of Wells Fargo Home Mortgage application data only.

(in billions)	4Q03	3Q03	2Q03	1Q03	4Q02

Residential Real Estate Originations: (1)
Quarter:
Residential real estate first mortgage loans:
Retail	$31	$80	$73	$51	$54
Correspondent/Wholesale	30	71	54	46	52
Home equity loans and lines	8	8	7	5	5
Wells Fargo Financial	2	2	1	1	1

Total	$71	$161	$135	$103	$112

Year-to-date	$470	$399	$238	$103	$333

(1)	Consists of residential real estate originations from all Wells Fargo channels.